Pilgrim’s Pride Reports Second Quarter 2026 Results

GREELEY, Colo., July 29, 2026 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's leading food companies, reports its second quarter 2026 financial results.
Second Quarter Highlights
•Net Sales of $4.6 billion.
•Consolidated GAAP Operating Income margin of 1.4%.
•GAAP Net Income of $13.2 million and GAAP EPS of $0.06. Adjusted Net Income of $153.9 million, and Adjusted EPS of $0.64.
•Adjusted EBITDA of $360.0 million, or a 7.8% margin, with Adjusted EBITDA margins of 8.7% in the U.S., 7.6% in Europe, and 3.9% in Mexico.
•U.S. Fresh volumes rose from increased demand across both retail and foodservice. Profitability declined from previous year due to commodity market pricing reductions, while margins increased sequentially from last quarter with improvements in our productivity, completion of plant upgrades and gains in live operations. Pilgrim’s continues to improve its portfolio and support key customer growth with the investment in Ellijay, Ga., to increase deboning in the small bird category.
•U.S. Prepared Foods drove profitable growth as sales and margins both rose from last year. Just Bare® retail sales increased over 30% versus prior year, making it the second largest brand in the fully cooked category. Construction of the new prepared foods facility in Walker County, Ga., remains on schedule.
•Europe sales and volumes rose from continued marketplace momentum for poultry and meals offerings. Sales of Rollover® grew double digits whereas Fridge Raiders® remained steady. Margins in the UK pork segment continue to be impacted by excess imports from European countries.
•Mexico volumes grew from last year with improved growing conditions and as retail fresh volumes of Pilgrim’s® rose over 30%. Margins in the live commodity markets were impacted by increased domestic production and imports in chicken, greater egg availability, and additional pork imports. Ramp up of live operations in the Southern Peninsula continues to be on track.
•Pilgrim’s approach to engaging its team members and supporting its communities garnered multiple awards across regions for workplace satisfaction, including “America’s Greatest Workplaces” by Newsweek in the U.S., “Employer of the Year” by The Grocer in Europe, and the “Exceptional Companies Award” by the Institute for the Promotion of Quality in Mexico.
•Maintained strong liquidity position to support future growth opportunities as the company’s net leverage ratio is currently 1.43x Adjusted EBITDA, below the target of 2x to 3x.

(Unaudited)	Three Months Ended				Six Months Ended
	June 28, 2026	June 29, 2025	Y/Y Change		June 28, 2026	June 29, 2025	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,626.2	$4,757.4	(2.8)%		$9,158.9	$9,220.4	(0.7)%
U.S. GAAP EPS	$0.06	$1.49	(96.0)%		$0.48	$2.73	(82.4)%
Operating income	$66.0	$512.3	(87.1)%		$228.5	$916.8	(75.1)%
Adjusted EBITDA(1)	$360.0	$686.9	(47.6)%		$668.1	$1,220.1	(45.2)%
Adjusted EBITDA margin(1)	7.8%	14.4%	(6.6)	pts	7.3%	13.2%	(5.9)	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

“Throughout the quarter, chicken demand remained firm in all regions as affordability continued to resonate with consumers across retail and foodservice,” said Fabio Sandri, Pilgrim’s President and CEO. “We continued our investments to drive sales growth and reduce volatility, mitigating downsides in the chicken commodity markets.”

In the second quarter, counter-seasonal movements in the jumbo commodity cutout market emerged as values fell more than 25% from the prior year. While profitability declined compared to last year, margins improved sequentially with the completion of plant upgrades and improvements in live operations.

Case Ready and Small Bird volumes grew from incremental distribution with Key Customers. Investments in Big Bird for portioning equipment continue to support the growth of Prepared Foods, moderating the impact of commodity market declines. Additional investments were announced in Ellijay, Ga., to support the long-term growth of Key Customers in the boneless category.

“While consumer interest in chicken continued to be healthy across all channels, supply growth rose faster than demand.” said Sandri. “Our relentless focus on closing operational gaps and further investments in plant upgrades to increase our internal supply capabilities and support Key Customer growth will further improve our ability to mitigate the impact of volatile commodity fundamentals, creating a more resilient earnings profile.”

U.S. Prepared Foods continues to drive profitable growth as sales and margins expanded compared to prior year. Just Bare® continues to lead growth within the frozen fully cooked category, growing market share by nearly 300 basis points over the past year.

“The growth of Just Bare® continues to demonstrate our ability to diversify our portfolio through brands,” Sandri said. “Our investment in Walker County, Ga., will further enhance our operational capabilities, accelerating momentum of our value-added line up.”

In Europe, volumes to Key Customers in retail rose faster than the overall grocery channel, as poultry and meal offerings continued to resonate throughout the market. These growth areas helped compensate for pressured pork margins due to increased European imports to the UK, additional costs driven by the Middle East conflict, and decreases in foodservice traffic.

“Our diversified portfolio continues to demonstrate adaptability needed to meet consumer needs and drive volume growth through Key Customer partnerships,” commented Sandri. “Equally important, we’ve secured additional distribution through our innovation and branded offerings that will further expand our presence.”

Mexico increased volumes through growth in both fresh and prepared. In Fresh, branded offerings in retail rose nearly 30% compared to last year. Prepared experienced similar success as Pilgrims® value-added products grew over double digits in both retail and foodservice.

Margins were compressed versus last year as counter-seasonal growing conditions for chickens, supporting a significant increase in production. Total protein supply also expanded further given additional egg availability and pork imports.

Projects to drive sales and mitigate the impact of commodity volatility remain on schedule. The new prepared foods line in Porvenir started production on schedule, and expansion in the Southern Peninsula proceeds as planned.

“Demand for chicken continues to be robust throughout Mexico despite a significant increase in overall protein supply,” remarked Sandri. “The growth of our branded offerings and prepared foods along with our investments will further mitigate challenges from live commodity markets, improving our margin profile while reducing risk.”

Pilgrim’s was also recognized as a top employer of choice by multiple entities across all regions, resulting from the company’s partnerships with its team members and communities, its training and development programs, and overall workplace satisfaction.

“Culture is paramount to our success,” concluded Sandri. “It attracts talent, retains team members and ultimately drives the success of our business. We will continue to be vigilant in embedding our unique values, strategies, and methods throughout all aspects of our organization.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, July 30, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to: https://dpregister.com/sreg/10210422/1046c71b5dc

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.

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About Pilgrim’s Pride
Pilgrim’s employs approximately 63,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 28, 2026	December 28, 2025
	(In thousands)
Cash and cash equivalents	$388,843	$640,235
Restricted cash and cash equivalents	9,461	—
Trade accounts and other receivables, less allowance for credit losses	897,865	1,164,903
Accounts receivable from related parties	28,219	13,398
Inventories	2,025,304	2,031,259
Income taxes receivable	79,793	103,702
Prepaid expenses and other current assets	290,745	272,809
Assets held for sale	—	11,057
Total current assets	3,720,230	4,237,363
Deferred tax assets	28,869	31,211
Other long-lived assets	153,311	113,195
Operating lease assets, net	249,464	257,784
Intangible assets, net	798,240	832,066
Goodwill	1,315,103	1,338,884
Property, plant and equipment, net	3,764,707	3,533,027
Total assets	$10,029,924	$10,343,530

Accounts payable	$1,579,442	$1,588,569
Accounts payable to related parties	30,591	43,516
Revenue contract liabilities	31,407	37,622
Accrued expenses and other current liabilities	1,008,263	1,095,858
Income taxes payable	94,339	123,769
Current maturities of long-term debt	913	924
Total current liabilities	2,744,955	2,890,258
Noncurrent operating lease liabilities, less current maturities	189,824	199,315
Long-term debt, less current maturities	2,861,359	3,093,113
Deferred tax liabilities	437,530	452,326
Other long-term liabilities	32,858	14,787
Total liabilities	6,266,526	6,649,799
Common stock	2,631	2,627
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	2,034,816	2,023,609
Retained earnings	2,360,323	2,245,523
Accumulated other comprehensive loss	(103,236)	(47,022)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,749,847	3,680,050
Noncontrolling interest	13,551	13,681
Total stockholders’ equity	3,763,398	3,693,731
Total liabilities and stockholders’ equity	$10,029,924	$10,343,530

`

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands, except per share data)
Net sales	$4,626,230	$4,757,365	$9,158,863	$9,220,374
Cost of sales	4,286,478	4,042,070	8,473,621	7,950,206
Gross profit	339,752	715,295	685,242	1,270,168
Selling, general and administrative expense	265,103	199,457	445,272	333,236
Restructuring activities	8,699	3,499	11,464	20,111
Operating income	65,950	512,339	228,506	916,821
Interest expense, net of capitalized interest	49,860	42,475	87,707	84,213
Interest income	(3,750)	(11,024)	(10,620)	(35,977)
Foreign currency transaction losses (gains)	(1,338)	4,892	(416)	2,839
Miscellaneous, net	(614)	414	(1,777)	(278)
Income before income taxes	21,792	475,582	153,612	866,024
Income tax expense	8,572	119,573	38,942	213,672
Net income	13,220	356,009	114,670	652,352
Less: Net income attributable to noncontrolling interests	(157)	489	(130)	799
Net income (loss) attributable to Pilgrim’s Pride Corporation	$13,377	$355,520	$114,800	$651,553

Weighted average shares of common stock outstanding:
Basic	237,928	237,381	237,820	237,308
Effect of dilutive common stock equivalents	915	1,046	881	1,046
Diluted	238,843	238,427	238,701	238,354

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.06	$1.50	$0.48	$2.75
Diluted	$0.06	$1.49	$0.48	$2.73

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 28, 2026	June 29, 2025
	(In thousands)
Cash flows from operating activities:
Net income	$114,670	$652,352
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	241,787	218,022
Asset impairment	22,263	846
Loss on early extinguishment of debt recognized as a component of interest expense	17,569	1,419
Stock-based compensation	11,211	14,185
Deferred income tax benefit	(5,691)	(19,493)
Loan cost amortization	2,689	2,491
Loss on property disposals	2,604	1,990
Accretion of discount related to Senior Notes	1,125	1,211
Gain on equity method investments	—	(3)
Changes in operating assets and liabilities:
Trade accounts and other receivables	239,435	(74,961)
Inventories	(7,604)	(105,692)
Prepaid expenses and other current assets	(17,457)	(17,434)
Accounts payable, accrued expenses and other current liabilities	(127,640)	(34,570)
Income taxes	(6,688)	8,048
Long-term pension and other postretirement obligations	1,259	(1,469)
Other operating assets and liabilities	(17,686)	(24,839)
Cash provided by operating activities	471,846	622,103
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(465,189)	(259,283)
Proceeds from property disposals	10,375	2,912
Business acquisitions	(3,073)	—
Cash used in investing activities	(457,887)	(256,371)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(313,312)	(90,654)
Proceeds from revolving line of credit and long-term borrowings	73,667	—
Payments on early extinguishment of debt	(14,548)	(2,120)
Payments for dividend	—	(1,495,497)
Cash used in financing activities	(254,193)	(1,588,271)
Effect of exchange rate changes on cash and cash equivalents	(1,697)	37,700
Increase (decrease) in cash, cash equivalents and restricted cash	(241,931)	(1,184,839)
Cash, cash equivalents and restricted cash, beginning of period	640,235	2,043,158
Cash, cash equivalents and restricted cash, end of period	$398,304	$858,319

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)
“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) costs related to litigation settlements, (3) restructuring activities losses, (4) asset impairment, and (5) net income (loss) attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)
	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands)
Net income	$13,220	$356,009	$114,670	$652,352
Add:
Interest expense, net(a)	46,110	31,451	77,087	48,236
Income tax expense	8,572	119,573	38,942	213,672
Depreciation and amortization	123,306	113,504	241,787	218,022
EBITDA	191,208	620,537	472,486	1,132,282
Add:
Foreign currency transaction losses (gains)(b)	(1,338)	4,892	(416)	2,839
Litigation settlements(c)	135,711	58,464	158,905	65,714
Restructuring activities losses(d)	8,699	3,499	11,464	20,111
Asset impairment(e)	25,558	—	25,558	—
Minus:
Net income (loss) attributable to noncontrolling interest(e)	(157)	489	(130)	799
Adjusted EBITDA	$359,995	$686,903	$668,127	$1,220,147

(a)Interest expense, net, consists of interest expense less interest income.
(b)Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance.
(e)Primarily due to the closure announcement of the Chattanooga, TN harvest plant.

The summary unaudited consolidated income statement data for the 12 months ended June 28, 2026 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 28, 2026 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 28, 2025 and (2) the applicable unaudited consolidated income statement data for the six months ended June 28, 2026.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)
	Three Months Ended				LTM Ended June 28, 2026
	September 28, 2025	December 28, 2025	March 29, 2026	June 28, 2026
	(In thousands)
Net income	$343,061	$87,931	$101,450	$13,220	$545,662
Add:
Interest expense, net	28,990	33,044	30,977	46,110	139,121
Income tax expense	118,319	86,803	30,370	8,572	244,064
Depreciation and amortization	116,426	121,709	118,481	123,306	479,922
EBITDA	606,796	329,487	281,278	191,208	1,408,769
Add:
Foreign currency transaction losses (gains)	5,169	(1,231)	922	(1,338)	3,522
Litigation settlements	19,582	77,363	23,194	135,711	255,850
Restructuring activities losses	1,779	9,464	2,765	8,699	22,707
Asset impairment	—	—	—	25,558	25,558
Minus:
Net income (loss) attributable to noncontrolling interest	248	(62)	27	(157)	56
Adjusted EBITDA	$633,078	$415,145	$308,132	$359,995	$1,716,350

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)
	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands, except percent of net sales)
Net income	$13,220	$356,009	$114,670	$652,352	0.29%	7.48%	1.25%	7.08%
Add:
Interest expense, net	46,110	31,451	77,087	48,236	0.99%	0.66%	0.84%	0.52%
Income tax expense	8,572	119,573	38,942	213,672	0.19%	2.51%	0.43%	2.32%
Depreciation and amortization	123,306	113,504	241,787	218,022	2.66%	2.38%	2.64%	2.36%
EBITDA	191,208	620,537	472,486	1,132,282	4.13%	13.03%	5.16%	12.28%
Add:
Foreign currency transaction losses (gains)	(1,338)	4,892	(416)	2,839	(0.03)%	0.10%	—%	0.03%
Litigation settlements	135,711	58,464	158,905	65,714	2.94%	1.23%	1.72%	0.71%
Restructuring activities losses	8,699	3,499	11,464	20,111	0.19%	0.07%	0.13%	0.22%
Asset impairment	25,558	—	25,558	—	0.55%	—%	0.28%	—%
Minus:
Net income (loss) attributable to noncontrolling interest	(157)	489	(130)	799	—%	0.01%	—%	0.01%
Adjusted EBITDA	$359,995	$686,903	$668,127	$1,220,147	7.78%	14.42%	7.29%	13.23%

Net sales	$4,626,230	$4,757,365	$9,158,863	$9,220,374

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	June 28, 2026				June 29, 2025
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$(44,045)	$46,969	$10,296	$13,220	$239,262	$54,880	$61,867	$356,009
Add:
Interest expense, net(a)	47,963	(1,510)	(343)	46,110	35,651	(174)	(4,026)	31,451
Income tax expense (benefit)	(13,610)	15,244	6,938	8,572	78,204	16,001	25,368	119,573
Depreciation and amortization	79,972	36,598	6,736	123,306	71,149	36,929	5,426	113,504
EBITDA	70,280	97,301	23,627	191,208	424,266	107,636	88,635	620,537
Add:
Foreign currency transaction losses (gains)(b)	(1)	(169)	(1,168)	(1,338)	4	685	4,203	4,892
Litigation settlements(c)	135,711	—	—	135,711	58,464	—	—	58,464
Restructuring activities losses(d)	—	8,699	—	8,699	—	3,499	—	3,499
Asset impairment(e)	25,558	—	—	25,558	—	—	—	—
Minus:
Net income (loss) attributable to noncontrolling interest	—	—	(157)	(157)	—	—	489	489
Adjusted EBITDA	$231,548	$105,831	$22,616	$359,995	$482,734	$111,820	$92,349	$686,903
(a)Interest expense, net, consists of interest expense less interest income.
(b)Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance.
(e)Primarily due to the closure announcement of the Chattanooga, TN harvest plant.

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Six Months Ended				Six Months Ended
	June 28, 2026				June 29, 2025
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$(2,211)	$100,254	$16,627	$114,670	$461,558	$97,030	$93,764	$652,352
Add:
Interest expense, net(a)	81,826	(3,619)	(1,120)	77,087	61,218	(2,078)	(10,904)	48,236
Income tax expense (benefit)	(1,495)	30,573	9,864	38,942	149,216	25,923	38,533	213,672
Depreciation and amortization	154,477	74,120	13,190	241,787	137,535	70,066	10,421	218,022
EBITDA	232,597	201,328	38,561	472,486	809,527	190,941	131,814	1,132,282
Add:
Foreign currency transaction losses (gains)(b)	(1)	(1,139)	724	(416)	3	313	2,523	2,839
Litigation settlements(c)	158,905	—	—	158,905	65,714	—	—	65,714
Restructuring activities losses(d)	—	11,464	—	11,464	—	20,111	—	20,111
Asset impairment(d)	25,558	—	—	25,558	—	—	—	—
Minus:
Net income (loss) attributable to noncontrolling interest	—	—	(130)	(130)	—	—	799	799
Adjusted EBITDA	$417,059	$211,653	$39,415	$668,127	$875,244	$211,365	$133,538	$1,220,147
(a)Interest expense, net, consists of interest expense less interest income.
(b)Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance.
(e)Primarily due to the closure announcement of the Chattanooga, TN harvest plant.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands)
GAAP operating income (loss), U.S. operations	$(11,112)	$354,987	$75,797	$673,793
Litigation settlements	135,711	58,464	158,905	65,714
Asset impairment	25,558	—	25,558	—
Adjusted operating income, U.S. operations	$150,157	$413,451	$260,260	$739,507

Adjusted operating income margin, U.S. operations	5.7%	14.7%	4.9%	13.3%

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands)
GAAP operating income, Europe operations	$60,551	$70,419	$125,306	$119,490
Restructuring activities losses	8,699	3,499	11,464	20,111
Adjusted operating income, Europe operations	$69,250	$73,918	$136,770	$139,601

Adjusted operating income margin, Europe operations	5.0%	5.4%	5.0%	5.4%

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands)
GAAP operating income, Mexico operations	$16,511	$86,933	$27,403	$123,538
No adjustments	—	—	—	—
Adjusted operating income, Mexico operations	$16,511	$86,933	$27,403	$123,538

Adjusted operating income margin, Mexico operations	2.8%	15.4%	2.4%	11.7%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In percent)
GAAP operating income (loss) margin, U.S. operations	(0.4)%	12.6%	1.4%	12.1%
Litigation settlements	5.1%	2.1%	3.0%	1.2%
Asset impairment	1.0%	—%	0.5%	—%
Adjusted operating income margin, U.S. operations	5.7%	14.7%	4.9%	13.3%

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In percent)
GAAP operating income margin, Europe operations	4.4%	5.1%	4.6%	4.6%
Restructuring activities losses	0.6%	0.3%	0.4%	0.8%
Adjusted operating income margin, Europe operations	5.0%	5.4%	5.0%	5.4%

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In percent)
GAAP operating income margin, Mexico operations	2.8%	15.4%	2.4%	11.7%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	2.8%	15.4%	2.4%	11.7%

Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to net income attributable to Pilgrim's certain items of expense and deducting from net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$13,377	$355,520	$114,800	$651,553
Add:
Foreign currency transaction losses (gains)	(1,338)	4,892	(416)	2,839
Litigation settlements	135,711	58,464	158,905	65,714
Restructuring activities losses	8,699	3,499	11,464	20,111
Asset impairment	25,558	—	25,558	—
Loss on early extinguishment of debt recognized as a component of interest expense(a)	17,569	—	17,569	—
Adjusted net income attributable to Pilgrim's before tax impact	199,576	422,375	327,880	740,217
Net tax impact of adjustments(b)	(45,706)	(16,178)	(52,305)	(21,456)
Adjusted net income attributable to Pilgrim's	$153,870	$406,197	$275,575	$718,761
Weighted average diluted shares of common stock outstanding	238,843	238,427	238,701	238,354
Adjusted net income attributable to Pilgrim's per common diluted share	$0.64	$1.70	$1.15	$3.02
(a)    The loss on early extinguishment of debt recognized as a component of interest expense was due to the repurchase of the Senior Notes due 2032 in the second quarter of 2026.
(b)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands, except per share data)
U.S. GAAP EPS	$0.06	$1.49	$0.48	$2.73
Add:
Foreign currency transaction losses (gains)	—	0.02	—	0.01
Litigation settlements	0.55	0.25	0.66	0.28
Restructuring activities losses	0.04	0.01	0.05	0.08
Asset impairment	0.11	—	0.11	—
Loss on early extinguishment of debt recognized as a component of interest expense(a)	0.07	—	0.07	—
Adjusted EPS attributable to Pilgrim's before tax impact	0.83	1.77	1.37	3.10
Net tax impact of adjustments(b)	(0.19)	(0.07)	(0.22)	(0.08)
Adjusted EPS	$0.64	$1.70	$1.15	$3.02

Weighted average diluted shares of common stock outstanding	238,843	238,427	238,701	238,354
(a)    The loss on early extinguishment of debt recognized as a component of interest expense was due to the repurchase of the Senior Notes due 2032 in the second quarter of 2026.
(b)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Geographic Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands)
Sources of net sales by country of origin:
U.S.	$2,649,242	$2,820,385	$5,284,640	$5,563,574
Europe	1,389,647	1,371,270	2,741,391	2,602,799
Mexico	587,341	565,710	1,132,832	1,054,001
Total net sales	$4,626,230	$4,757,365	$9,158,863	$9,220,374

Sources of cost of sales by country of origin:
U.S.	$2,452,286	$2,331,143	$4,891,126	$4,686,710
Europe	1,278,722	1,247,137	2,510,115	2,362,362
Mexico	555,470	463,790	1,072,380	901,134
Total cost of sales	$4,286,478	$4,042,070	$8,473,621	$7,950,206

Sources of gross profit by country of origin:
U.S.	$196,956	$489,242	$393,514	$876,864
Europe	110,925	124,133	231,276	240,437
Mexico	31,871	101,920	60,452	152,867
Total gross profit	$339,752	$715,295	$685,242	$1,270,168

Sources of operating income by country of origin:
U.S.	$(11,112)	$354,987	$75,797	$673,793
Europe	60,551	70,419	125,306	119,490
Mexico	16,511	86,933	27,403	123,538
Total operating income	$65,950	$512,339	$228,506	$916,821